KPMG LLP Suite 500 191 West Nationwide Blvd. Columbus, OH 43215-2568

Consent of Independent Auditors

We consent to the use of our report dated April 30, 2026, with respect to the financial statements of Del Rio Royalty Company II, LLC, included herein.

Columbus, Ohio

September 17, 2026

KPMG LLP, a Delaware limited liability partnership, and its subsidiaries are part of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Amendment No. 3 to the Registration Statement of the Cantor Fitzgerald Energy Fund on Form N-2 (No. 333-282843 and 811-24015) of our report dated July 29, 2026, with respect to our audit of the financial statements of the Cantor Fitzgerald Energy Fund as of March 31, 2026 and for period September 20, 2024 (organization) to June 30, 2025 and the period July 1, 2025 to March 31, 2026.

We also consent to the reference to our Firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

/s/ UHY LLP

Melville, NY

September 22, 2026